                                                                   EXHIBIT 23.2


We have issued our report dated February 7, 1996, accompanying the consolidated financial statements of Windmere Corporation and Subsidiaries appearing in the 1995 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 1995 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP

Miami, Florida
June 21, 1996